As filed with the Securities and Exchange Commission on August 30, 2023

Registration No. 333-269661

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PETMED EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Florida	65-0680967
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

420 South Congress Avenue Delray Beach, Florida 33445
(Address, including zip code, of Principal Executive Offices)

2022 Employee Equity Compensation Plan (fka 2022 Employee Equity Compensation Restricted Stock Plan)
(Full title of the plan)

URS Agents Inc. 3458 Lakeshore Drive Tallahassee, Florida 32312 800-567-4397
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Roxanne K. Beilly Roxanne K. Beilly, P.A. 907 SE 7th Street Fort Lauderdale, Florida 33301

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

Explanatory Note

PetMed Express, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 (“Post-Effective Amendment”) to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“Commission”) on February 9, 2023, File No. 333-269661, which included a reoffer prospectus (the “Registration Statement”), with respect to shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) thereby registered for offer or sale pursuant to the Company’s 2022 Employee Equity Compensation Restricted Stock Plan (the “2022 Employee Plan”) to amend the Registration Statement as described below.

On June 15, 2023, the Company approved an amendment to the Company’s 2022 Employee Plan (the “Original 2022 Employee Plan”) to add the ability to grant restricted stock units (RSUs) and performance stock units (PSUs) under such plan and to make other ministerial changes. Such amendment was effected through the amendment and restatement of the Original 2022 Employee Plan and the related renaming of such plan as the “2022 Employee Equity Compensation Plan” (as amended and restated, the “Amended 2022 Employee Plan”). Other than adding the authority to issue RSUs and PSUs, renaming the plan and related ministerial changes, the Amended 2022 Employee Plan does not make any material changes to the Original 2022 Employee Plan. In connection with adopting and approving the Amended 2022 Employee Plan, on June 15, 2023, the Company also adopted a form of award agreements pursuant to which RSUs and PSUs may be granted under the Amended 2022 Employee Plan (the “Employee RSU Agreement” and the "Employee PSU Agreement"). The forms of Employee RSU Agreement and Employee PSU Agreement contain usual and customary provisions for vesting, delivery of shares, and taxes, among other provisions. The Company is filing this Post-Effective Amendment to amend the description of the Original 2022 Employee Plan in the Registration Statement to reflect the foregoing. For the avoidance of doubt, the Company is not registering any additional shares of Common Stock on this Post-Effective Amendment that were not previously registered in the Registration Statement.

This Registration Statement relates to two separate prospectuses for the registration of (1) 1,000,000 shares of the Company’s common stock which may be issued from time to time to participants under our Amended 2022 Employee Plan, and (2) 782,258 shares of the Company’s common stock under a reoffer prospectus for re-offer and/or re-sale by the individuals listed under the Selling Security Holder section of the reoffer prospectus pursuant to our Amended 2022 Employee Plan, our PetMed Express, Inc. 2015 Outside Director Equity Compensation Plan (as amended) (the “2015 Director Plan”), our PetMed Express, Inc. 2016 Employee Equity Compensation Restricted Stock Plan (the “2016 Employee Plan”), and our PetMed Express, Inc. 2006 Outside Director Equity Compensation Restricted Stock Plan, as amended and restated effective July 27, 2012 (the “2006 Director Plan”), which reoffer prospectus has been revised to update the reoffer prospectus that were filed with the Company’s Form S-8 Registration Statements

Section 10(a) Prospectus: Items 1 and 2 of Part I of this Registration Statement, and the documents incorporated by reference pursuant to Part II, Item 3 of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of common shares that are acquired by the selling security holders named in the reoffer prospectus and deemed to be “control securities” under the Securities Act. The reoffer prospectus does not contain all of the information included in this Registration Statement, certain items of which are contained in exhibits to this Registration Statement as permitted by the rules and regulations of the Commission. Statements contained in the reoffer prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to this Registration Statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Post-Effective Amendment in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Amended 2022 Employee Plan covered by this Post-Effective Amendment as specified by Rule 428(b)(1) under the Securities Act.

REOFFER PROSPECTUS

PetMed Express, Inc.

782,258 Shares of Common Stock

This reoffer prospectus relates to the reoffer and resale of up to 782,258 shares of common stock, par value $0.001 per share of PetMed Express, Inc. (“we”, “us”, our”, “PetMed” or the “Company”) which may be offered for sale from time to time by the selling security holders (“Selling Security Holders”) as described below under the section entitled “Selling Security Holders.” The shares of common stock were or will be acquired by the Selling Security Holders pursuant to the following Company benefit plans: 2022 Employee Equity Compensation Plan, as amended and restated effective June 15, 2023 (the “2022 Employee Plan”), the PetMed Express, Inc. 2016 Employee Equity Compensation Restricted Stock Plan (the “2016 Employee Plan”), the PetMed Express, Inc. 2015 Outside Director Equity Compensation Plan, as amended and restated effective June 15, 2023 (the “2015 Director Plan”), and the PetMed Express, Inc. 2006 Outside Director Equity Compensation Restricted Stock Plan, as amended and restated effective July 27, 2012 (the “2006 Director Plan”, and collectively with the 2022 Employee Plan, the 2016 Employee Plan and the 2015 Director Plan, the “Plans”). We will not receive any proceeds from the sale of shares of common stock by the Selling Security Holders pursuant to this reoffer prospectus. The Selling Security Holders may resell all, a portion, or none of the shares of common stock to which this reoffer prospectus relates from time to time. The names of persons selling shares under this reoffer prospectus and the amount of such shares are set forth below under the section entitled “Selling Security Holders” to the extent we presently have such information. However, other affiliate Selling Security Holders may elect to sell shares under this reoffer prospectus as they receive them from time to time in the future or the Selling Security Holders described below under the section entitled “Selling Security Holders” may receive additional shares from time to time in the future and elect to sell the additional shares under this reoffer prospectus as they receive them in which case, as the amounts of shares to be reoffered, and names of other affiliate Selling Security Holders become known, we will supplement this reoffer prospectus with that information. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus. See “Selling Security Holders” beginning on page 29.

This reoffer prospectus has been prepared for the purpose of registering the shares of common stock under the Securities Act of 1933, as amended (the “Securities Act”) to allow for future sales by the Selling Security Holders, on a continuous or delayed basis, to the public without restriction. The registration of the common stock for the Selling Security Holders does not necessarily mean that the Selling Security Holders will offer or sell their respective shares. Each Selling Security Holder that sells shares of our common stock pursuant to this reoffer prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act.

You should carefully read this reoffer prospectus, including the information it incorporates by reference, and any accompanying prospectus supplement before making a decision to purchase shares of common stock from the Selling Security Holders. The shares of common stock registered hereby may be sold from time to time directly by, or through agents or broker-dealers acting as agents on behalf of, each of the Selling Security Holders in one or more transactions on the NASDAQ Global Select Market or on any stock exchange on which our common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. We are paying the expenses incurred in registering the shares of common stock, but all selling and other expenses incurred by each Selling Security Holders will be borne by that Selling Security Holder. See “Plan of Distribution” beginning on page 31.

Our common stock is quoted on the NASDAQ Global Select Market under the symbol “PETS.” On August 28, 2023, the last reported sale price of our common stock was $11.43.

____________________

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 15 of this reoffer prospectus, and under similar headings in the documents that are incorporated by reference into this reoffer prospectus.

____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this reoffer prospectus. Any representation to the contrary is a criminal offense.

This reoffer Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

The date of this reoffer prospectus is August 30, 2023.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, certain information in this reoffer prospectus and the documents incorporated by reference herein includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, our results of operations, financial position and our business outlook, business trends and other information, may be forward-looking statements. You can identify these forward-looking statements by the words "believes," "intends," "expects," “might,” "may," "will," "should," "plans," "projects," "contemplates," "intends," "budgets," “potential,” "predicts," "estimates," "anticipates," “future,” “goal,” and variations of such words or similar expressions. These statements are based on our beliefs, as well as assumptions we have used based upon information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, estimates and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved, and actual future results may differ materially from what is expressed in or indicated by the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in Part I, Item 1A, under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended March 31, 2023, filed with the Securities and Exchange Commission (“Commission”), and under “Part II, Item 1A., Risk Factors” in our Quarterly Reports on Form 10-Q, if and as such risk factors may be updated from time to time in our periodic filings with the Commission. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and a reader, whether investing in our common stock or not, should not place undue reliance on these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. All forward-looking statements in this reoffer prospectus and the documents incorporated by reference herein apply only as of the date of this reoffer prospectus or as of the date they were made or as otherwise specified herein. We assume no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Investors and others should note that we use our websites (https://petmeds.com and https://www.investors.petmeds.com), as well as social media, press releases, filings with the Commission, public conference calls and webcasts, as channels of distribution of Company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, filings with the Commission, public conference calls and webcasts. The contents of our websites and social media posts, however, are not incorporated by reference into this reoffer prospectus. Further, our references to website URLs in this filing are intended to be inactive textual references only.

REOFFER PROSPECTUS SUMMARY

This summary highlights important information about our business and about this reoffering. It does not include all information that is important to you in making a decision to purchase shares of common stock. For a more complete understanding of our business and the reoffering, you should read this entire reoffer prospectus, including the section entitled “Risk Factors” herein, our consolidated financial statements and the related notes thereto incorporated by reference into this reoffer prospectus, and all information incorporated by reference in this reoffer prospectus.

In this reoffer prospectus, unless otherwise stated or the context otherwise requires, references to “PetMed Express, Inc.,” “PetMeds,” “the Registrant,” “the Company,” “we,” “us,” and “our” refer to PetMed Express, Inc. and its subsidiaries on a consolidated basis. Alternatively, the term “you” refers to a prospective purchaser of any shares of common stock.

OUR COMPANY
General

PetMed Express, Inc. and subsidiaries, d/b/a PetMeds®, is a leading nationwide direct-to-consumer pet pharmacy and online provider of prescription and non-prescription medications, food, supplements, supplies and vet services for dogs, cats, and horses. PetMeds markets and sells directly to consumers through its websites, toll-free numbers, and mobile applications. The Company offers consumers an attractive alternative for obtaining pet medications, foods, and supplies in terms of convenience, price, speed of delivery, and valued customer service.

Founded in 1996, the Company's executive headquarters offices are currently located at 420 South Congress Avenue, Delray Beach, Florida 33445, and our telephone number is (561) 526-4444. The Company has a March 31 fiscal year.

Our Industry

The market for pet medicines, foods, and health products and services is a large and growing market. According to the American Pet Products Association, pet spending in the United States increased 11% to $136.8 billion in 2022. Veterinary care and Rx medications represented $35.9 billion, or 26% of the total spending on pets in the United States. The pet medication market, which includes prescription medication, nonprescription medication and insurance, is estimated to be approximately $13 billion, with veterinarians having the majority of the prescription market share. The dog and cat population is approximately 111.6 million, with approximately 66% of all households having a pet.

Our Products and Services

We offer a broad selection of products and services for dogs, cats, and horses. Our current product line contains approximately 15,000 SKUs of the most popular pet medications, health products, foods, and supplies. These products include a majority of the well-known brands of pet medications, and with our April 2023 acquisition of PetCareRx, will now include a broader product catalog assortment beyond medication. Generally, our prices for pet medications and foods are competitive with the prices for medications and foods charged by veterinarians, online retailers and other retailers. We also offer additional pet supplies on our website for sale, some of which are drop shipped to our customers by third parties. These pet supplies include: beds, crates, stairs, and other popular pet supplies.

We research new products, and regularly select new products or the latest generation of existing products to become part of our product selection. In addition, we also refine our current products to respond to changing consumer-purchasing habits. Our website is designed to give us the flexibility to change featured products or promotions. Our product line provides customers with a wide variety of selections across the most popular health categories for dogs, cats, and horses. Our current products include:

Non-Prescription Medications (OTC) and supplies: Flea and tick control products, bone and joint care products, vitamins, treats, nutritional supplements, hygiene products, and supplies.

Prescription Medications (Rx): Heartworm and flea and tick preventatives, arthritis, dermatitis, thyroid, diabetes, pain medications, heart/blood pressure, and other specialty medications, as well as generic substitutes.

Pet Foods: Premium Pet Foods, including Veterinary Prescription Diets.

Other Products and Services: Pet Services, including Telemedicine and Pet Insurance. Pet Telemedicine: Services provided through our VetLive (powered by Vetster) service which allows for consultation with, diagnosis from, or even in some states a prescription written by, a board-certified veterinarian.

Recent Developments and Strategic Transactions

Acquisition of PetCareRx

In April 2023, we completed our acquisition of PetCareRx, Inc. (“PetCareRx”), a leading online supplier of pet medications, foods, and supplies, for aggregate consideration of approximately $36.0 million in an all-cash transaction. The acquisition was completed pursuant to an Agreement and Plan of Merger, dated January 17, 2023, pursuant to which a wholly owned subsidiary of PETS was merged with and into PetCareRx. With the acquisition of PetCareRx, we gained an approximately 10,000-item catalog and PetCare Rx brings approximately 286,000 customers, enabling PETS to more rapidly expand beyond our Company’s historical core offering of pet prescriptions and into more extensive offerings of premium food, supplements, treats, and other pet supplies. PetCareRx will continue to operate under the PetCareRx brand as a separate and additional distribution channel for our company.

Pet Insurance Partnership with Pumpkin Insurance Services

In February 2023, we announced a strategic partnership with Pumpkin Insurance Services, Inc. (“Pumpkin”), a leading provider of best-in-class pet insurance plans (“Pumpkin”), under which we are partnering with Pumpkin to offer our customers access to high-quality health and wellness pet insurance products. This partnership will give our customers direct access to co-branded insurance products developed in conjunction with Pumpkin and their underwriters that will be offered by our new subsidiary, PetMeds Insurance Services, Inc. We currently expect that such products will become available for purchase during the fiscal year ending March 31, 2024.

Pet Telemedicine Partnership with Vetster Inc.

In April 2022, we announced a multi-year exclusive partnership with Vetster Inc., a veterinary telehealth company based in Canada that provides online access to veterinary services through its platform to pet owners in the United States, Canada, and the United Kingdom. Under the partnership, we became the exclusive e-commerce provider of pet products sold on the Vetster platform in the United States, and Vetster became the exclusive provider of telehealth and telemedicine services to the Company. As a result of this partnership, our customers now have access through our website to VetLive, an online veterinary appointment service that is integrated with the Vetster platform. The partnership has an initial term of three years, subject to year-to-year mutual renewals thereafter. As a part of our partnership with Vetster, the Company also made an approximately $5.0 million investment in Vetster as a part of a larger Series B financing round that Vetster completed in April 2022.

Our Growth Strategy

The key components of our growth strategy are:

•Leverage our brand: We believe that our primary brands, namely “1-800-PetMeds”, “PetMeds,” and "PetCareRx" are widely known among pet owners and are synonymous with pet health and well-being. We intend to further invest in promoting and popularizing these brands through our marketing, promotion, and other efforts.

•Continue to expand our product and service offerings: Although our sales have historically been concentrated in pet medications, we have begun taking steps to broaden our product offerings, including the acquisition of a catalog portfolio of premium pet foods that we acquired with our acquisition of PetCareRx. We intend to continue to grow the catalog of products that we offer to our customers, including additional premium food and pet wellness products that our customers want, and we are investigating an expansion of our own private label products. Such offerings may include ancillary and/or complementary products or services, such as the telehealth services that we offer through Vetster and the pet health insurance products that we intend to offer in conjunction with Pumpkin.

•Continue to grow our customer base and grow sales from existing customers: We intend to further invest in growing our customer base through our traditional marketing efforts, as well as through strategic transactions and partnerships and the exploration of other channels. Furthermore, we intend to grow our share of our existing customers’ spend by continuing to expand our product offerings. We intend to continue to build and enhance the content library on our websites and apps regarding pet health and wellness in order to attract customers and give customers a reason to return.

•Continue to pursue strategic partnerships and transactions: We intend to continue to pursue strategic partnerships and transactions that will grow sales from existing customers and expand our customer base, as well as grow our product catalog and offerings. Such partnerships or transactions may take the form of acquisitions (similar to our recent PetCareRx acquisition), or they may take the form of partnerships (such as our Pumpkin and Vetster partnerships) that involve making complementary valuable services available to our customers.

Our Sales Channels

We offer our products through two main sales channels: (1) the Internet, through our website and mobile apps, and (2) our Customer Support Center through our toll-free number. We have designed our website and mobile application to provide a convenient, cost-effective, and informative shopping experience that encourages consumers to purchase products important for a pet’s health and quality of life. We believe that these channels allow us to increase the visibility of our brand name and provide our customers with increased shopping flexibility and excellent service.

Internet

We seek to combine our product selection and pet health information with the shopping ease of the Internet to deliver a convenient and personalized shopping experience. Our website offers health and nutritional product selections for dogs, cats, and horses, and relevant editorial and easily obtainable or retrievable resource information. Customers can search our website for products and access resources on a variety of information on dogs, cats, and horses. Customers can shop at our website by category, product line, individual product, or symptom. We attracted approximately 28 million visits to our website (including our mobile app) during fiscal 2023, approximately 8% of those visits resulted in an order, and our website generated approximately 86.4% of our total sales for the same time period. Through our website, pet owners have access to health information covering pets’ behavior and illnesses, and natural and pharmaceutical remedies specifically for a pet’s problem. The pet education content on our main website is periodically updated with the latest research for pet owners. As part of our multichannel strategy, we also offer mobile versions of our website (www.petmeds.com) and an application for mobile phones, tablets, and other devices. Our website and mobile application features include: AutoShip subscription (“AutoShip”); “ask-the-vet”; VetLive; live web chat; easy refill medication reminders; local veterinarian finder; and express checkout to provide our customers with fast, easy, and helpful service from their mobile devices.

In July 2021 we launched the new AutoShip program on our website. AutoShip is a new convenient way for our loyal customer base to have future pet medication orders delivered directly to them without the need to place an order each time. Approximately 44% of our sales were generated via our AutoShip program in our fourth quarter ended March 31, 2023.

Customer Support Center

Our customer care representatives receive and process inbound and outbound customer calls, facilitate our live web chat, and process customer e-mails. Our telephone system is equipped with certain features including pop-up screens and call blending capabilities that give us the ability to efficiently utilize our customer care representatives’ time, providing excellent customer care, service, and support. Our customer care representatives receive base pay and are rewarded with commissions for sales, and bonuses and other awards for achieving certain quality goals.

Our Customers

Approximately 2.2 million customers have purchased from us within the last two fiscal years, excluding customers acquired in April 2023 as a part of our PetCareRx acquisition. We attracted approximately 274,000 and 325,000 new customers in fiscal 2023 and 2022, respectively. Our customers are located throughout the United States, with approximately 50% of customers residing in California, Florida, Texas, New York, Pennsylvania, North Carolina, Georgia, and Virginia. Our primary focus has been on retail customers and the average purchase remained approximately $93 for both fiscal 2023 and fiscal 2022, respectively. As of the date of the filing of this Annual Report on Form 10-K, PetCareRx had approximately 286,000 customers who have purchased from them within the last two fiscal years.

Marketing

The goal of our marketing strategy is to build brand recognition, increase customer traffic, add new customers, build strong customer loyalty, maximize reorders, and develop incremental revenue opportunities. We have an integrated marketing campaign that includes digital marketing, television advertising, and direct mail/print and e-mail.

Digital Marketing

We advertise and market our products primarily online. We make our brand available to Internet consumers by purchasing targeted keywords and achieving prominent placement on the top search engines and search engine networks. We utilize Internet display and streaming video advertisements, social media, and comparison shopping, and we are also members of an affiliate program with merchant clients and affiliate websites.

Television Advertising

Our television advertising is designed to build brand equity, create brand awareness, and generate initial purchases of products via the telephone and the Internet. Our television commercials, using engaging imagery and dialogue, typically focus on our expertise as a 27 year-old pet pharmacy, the convenience and ease of purchasing medication offered by veterinarians, and our empathetic service level.

Direct Mail/Print and E-mail

We use direct mail/print and e-mail to engage our current customers with reminders, offers and useful content to help them manage improved pet health outcomes.

Operations

Order Processing

Our websites allow customers to easily browse and purchase all of our products online. Our websites are designed to be fast, secure, and easy to use with order and shipping confirmations, and with online order tracking capabilities. We provide our customers with toll-free telephone access to our customer care representatives. Our Customer Support Center generally operates from 7:00 AM to 11:00 PM, Monday through Thursday, 7:00 AM to 9:00 PM on Friday, 9:00 AM to 6:00 PM on Saturday, and 9:00 AM to 5:00 PM on Sunday, Eastern Time.

The process of customers purchasing products from PetMeds consists of a few simple steps. A customer first places an order online or by calling our toll-free telephone number. The following information is needed to process prescription orders: pet information, prescription information, and the veterinarian’s name and phone number. This information is entered into our order processing system. Then our pharmacists and pharmacy technicians verify all prescriptions. The order processing system checks for the verification for prescription medication orders and a valid payment method for all orders. Verified orders are then sent to our fulfillment centers, where items are picked, and then shipped via the United States Postal Service, United Parcel Service, and Federal Express.

Customer Care and Support

We believe that a high level of customer care and support is critical in retaining and expanding our customer base. Customer care representatives participate in ongoing training programs under the supervision of our training managers. These training sessions include a variety of topics such as product knowledge, computer usage, customer service tips, and the relationship between our Company and veterinarians. Our customer care representatives respond to customers’ e-mails, calls, and live web chats that are related to products, order status, prices, and shipping. We believe our customer care representatives are a valuable source of feedback regarding customer satisfaction.

Warehousing and Shipping

We inventory our products and fill most customer orders from our corporate headquarters in Delray Beach, Florida. With our acquisition of PetCareRx, we will continue to fulfill PetCareRx orders from their facility in Lynbrook, New York. We have an in-house fulfillment and distribution operation, which is used to manage the entire supply chain, beginning with the placement of the order, continuing through order processing, and then fulfilling and shipping of the product to the customer. We offer a variety of shipping options, including next day delivery. We ship to anywhere in the United States served by the United States Postal Service or United Parcel Service. Priority orders are expedited in our fulfillment process. Our goal is to ship the products the same day that the order is received. For prescription medications, our goal is to ship the product immediately after the prescription has been authorized by the customer’s veterinarian. We currently offer free shipping to all customers whose order value is $49 or more.

Purchasing and Supply of Products

We purchase our products from a variety of sources, including certain manufacturers, domestic distributors, and wholesalers. There were six suppliers from whom we purchased approximately 68.5% of all products in fiscal 2023. We believe that having strong relationships with product manufacturers and distributors will ensure the availability of an adequate volume of products ordered by our customers. Part of our growth strategy included developing direct relationships with all of the leading pharmaceutical manufacturers of the more popular prescription and non-prescription medications. We now have direct relationships with all these major manufacturers. With our acquisition of PetCareRx, we will acquire relationships with approximately thirteen new significant suppliers of pet foods and health and wellness products.

Technology

We utilize integrated technologies in our call centers, e-commerce, order entry, and inventory control/fulfillment operations. Our systems are custom configured to optimize our computer telephone integration and mail-order processing. The systems are designed to maintain a large database of specialized information and process a large volume of orders efficiently and effectively. Our systems provide our team and our customers with product availability information and updated customer and order status information to enhance our customer experience.

Our information systems provide our customers and customer care representatives with information about past and pending orders. Customers are able to review and modify the terms of their automatic product shipments online, or via contacting our Customer Support Center. We have separated and integrated our front and back-end systems to best handle the uptime and information processing requirements needed for our customer facing and order processing needs.

We have implemented network access, systems, policies, and procedures to allow for a remote and hybrid work environment, utilizing a combination of on-premise, cloud, and SaaS products. We are able to leverage industry standard processes to monitor, manage, and respond to customer, user, and system related issues. We continue to expand our SaaS and cloud based tool sets to reduce reliance on legacy systems and increase accessibility and resiliency.

Competition

The pet medications and food market is highly competitive and highly fragmented. Our competitors consist of veterinarians, and online and traditional retailers. We believe that the following are the principal competitive factors in our market:

• Product selection and availability, including the availability of prescription and non-prescription medications;
• Brand recognition;
• Reliability and speed of delivery;
• Personalized service and convenience;
• Price; and
• Website and mobile application usability and content.

We compete with veterinarians, and online and traditional retailers for the sale of prescription and non-prescription pet medications, foods, and other health products. Many pet owners may prefer the convenience of purchasing their pet medications or other health products at the time of a veterinarian visit. In order to effectively compete with veterinarians, we must continue to educate pet owners about the service, convenience, and savings offered by our Company.

We believe that the following are the main competitive strengths that differentiate PetMeds from our competitors:

• Pure play channel leader, in an estimated $13.0 billion industry;
• Expanded catalog of non prescription products from the PetCareRx acquisition;
• “1-800-PetMeds” brand name with 27 years of experience; consumers know us as the trusted pet medication experts;
• Licensed/registered/permitted pharmacy to conduct business in 50 states (and the U.S. Virgin Islands), and a Pharmacy Verified website (a website verification program by the National Association of Boards of Pharmacy®, which identifies online pharmacies and pharmacy-related websites as safe and legitimate); and
• Exceptional customer care and support.

Intellectual Property

We conduct our business under the trade name “PetMeds” and use a family of trade names all containing the term “PetMeds” or “PetMed” in some form. We believe the “1-800-PetMeds” trade name, which is also our toll-free telephone number, and the “PetMeds” family of trademarks, have added significant value and are important factors in the marketing of our products. We have also obtained the right to use and control the Internet addresses www.1800petmeds.com, www.1888petmeds.com, www.petmedexpress.com, www.petmed.com, and www.petmeds.com.

We also obtained the right to use and control the Internet addresses www.petmeds.pharmacy, www.petmed.pharmacy, and www.1800petmeds.pharmacy, through a National Association of Boards of Pharmacy® initiative to ensure high standards for online pharmacies. We do not expect to lose the ability to use the Internet addresses; however, there can be no assurance in this regard and the loss of these addresses may have a material adverse effect on our financial position and results of operations. We are the exclusive owners of United States Trademark Registrations for “America’s Largest Pet Pharmacy®,” “America’s Most Trusted Pet Pharmacy®,” “Trusted Pet Medication Experts®,” “PetMed Express, Inc.®,”1-800-PetMeds and Design®,” 1-800-PetMeds®,” and “PetMeds®,” among numerous others. We have also applied for trademark protection for “Your Trusted Pet Health ExpertTM.”

As a part of our acquisition of PetCareRx, we have also acquired the PetCareRx® trademark and www.petcarerx.com domain name.

Government Regulation

We are subject to a broad range of federal, state, and local laws and regulations that relate to our business. Dispensing prescription medications is governed at the state level by Boards of Pharmacy, or similar regulatory agencies, of each state where prescription medications are dispensed. We are subject to regulation by the State of Florida and are licensed as a community pharmacy by the Florida Board of Pharmacy. Our current license is valid until February 28, 2025, and well in advance of that date a renewal application will be submitted to the Board of Pharmacy.

Our pharmacy practice is also licensed and/or regulated by 49 other state pharmacy boards, the District of Columbia Board of Pharmacy, the U.S. Virgin Islands Board of Pharmacy, and the United States Drug Enforcement Administration ("DEA"), and with respect to our products, by other regulatory authorities including, but not necessarily limited to, the United States Food and Drug Administration (“FDA”) and the United States Environmental Protection Agency ("EPA"). Our registration with the DEA, and state registrations/permits as required, permit us to dispense Schedule IV and Schedule V controlled substances. As a licensed pharmacy in the State of Florida, we are subject to the Florida Pharmacy Act and regulations promulgated thereunder. To the extent that we are unable to maintain our license as a community pharmacy with the Florida Board of Pharmacy, or if we do not maintain the licenses/registrations/permits granted by other state pharmacy boards (including the home state pharmacy license in New York for PetCareRx), or if we become subject to actions by the DEA, FDA EPA, or other enforcement regulators, our distribution of prescription medications to pet owners could cease, which could have a material adverse effect on our financial condition and results of operations.

In addition to the foregoing, the FDA regulates animal feed, including pet food, under the Federal Food, Drug, and Cosmetic Act (the “FFDCA”) and its implementing regulations. Although pet foods are not required to obtain premarket approval from the FDA, the FFDCA requires that all animal foods are safe for consumption, produced under sanitary conditions, contain no harmful substances, and are truthfully labeled. Most states also require that pet foods distributed in the state be registered or licensed with the appropriate state regulatory agency. In addition, most facilities that manufacture, process, pack, or hold foods, including pet foods, must register with the FDA and renew their registration every two years, and are subject to periodic FDA inspection. This includes most foreign, as well as domestic facilities. Registration must occur before the facility begins its pet food manufacturing, processing, packing, or holding operations.

The labeling of pet foods is regulated by both the FDA and some state regulatory authorities. FDA regulations require proper identification of the product, a net quantity statement, a statement of the name and place of business of the manufacturer or distributor, and proper listing of all the ingredients in order of predominance by weight. Most states also enforce their own labeling regulations. The degree of oversight of the implementation of these regulations varies by state, but typically includes a state review and approval of each product label as a condition of sale in that state. The FDA also regulates the inclusion of specific claims in pet food labeling. For example, pet food products that are labeled or marketed with claims that may suggest that they are intended to treat or prevent disease in pets would potentially meet the statutory definitions of both a food and a drug.

Our planned distribution of pet insurance products under our strategic partnership with Pumpkin will also subject us to state laws and regulations relating to the sale of insurance products, including registering as an insurance distributor in states in which we offer and sell the Pumpkin co-branded pet insurance products and otherwise complying with state and federal laws relating to the sale and distribution of insurance products.

We rely on legal and operational compliance programs, as well as outside counsel, to guide our business in complying with applicable laws and regulations in the areas in which we do business. In addition, regulatory regime changes may add cost and complexity to our compliance efforts. It is difficult to predict with certainty the potential impact of future regulatory compliance efforts and future costs associated with such matters. Our failure to comply with such laws and regulations may result in adverse actions that could disrupt our operations and adversely affect our financial results.

Human Capital Resources

People are the most valuable asset we have. The collective sum of the individual differences, life experiences, knowledge, inventiveness, innovation, self-expression, unique capabilities and talent that our employees invest in their work represents a significant part of not only our culture, but our reputation and the Company’s achievement as well. We strive to create an inclusive culture that embraces and encourages diversity. Our employees’ differences in age, color, disability, ethnicity, family or marital status, gender identity or expression, language, national origin, physical and mental ability, political affiliation, race, religion, sexual orientation, socio-economic status, veteran status, and other characteristics that make our employees unique. We strive to ensure that all employees have opportunities to develop the skills they need to grow and excel in their fields. Human capital management is a priority for our executives and Board of Directors, and we are committed to identifying and developing the talent necessary for our long-term success. We have a talent and succession planning process and have established programs to support the development of our talent pipeline for critical roles in our organization. We conduct an annual review with human resources and the departmental leadership teams, focusing on high performing and high potential talent, diverse talent and succession for our critical roles.

We also recognize that it is important to develop our future leaders. We provide a variety of resources to help our employees build and develop their skills, including an internal leadership development class, online development resources, mentorship, as well as individual development opportunities and projects for key talent as well as opportunities for career advancement. Additionally, we have leadership development resources for our future leaders as they continue to develop their skills.

We also foster a strong corporate culture that promotes high standards of ethics and compliance for our business, including policies that set forth principles to guide employee, officer, director, and vendor conduct, such as our Code of Business Conduct and Ethics. We also maintain a whistleblower policy and anonymous hotline for the confidential reporting of any suspected policy violations or unethical business conduct on the part of our employees, officers, directors, or vendors. All staff members are also required to complete anti-harassment training.

As of August 29, 2023 we had 299 full time employees, including: 137 in customer care; 15 in marketing; 52 in fulfillment and purchasing; 61 in our pharmacy; 17 in information technology and 17 in accounting/human resources. None of our employees are represented by a labor union or governed by any collective bargaining agreements. We consider relations with our employees to be good. The majority of our employees work at our Delray Beach, Florida headquarters and distribution center, and approximately 78 employees work at the office and distribution center in New York that we acquired as a part of the PetCareRx acquisition. Many of our personnel are currently working remotely or in a hybrid work model. We believe that this helps provide a differentiator in this competitive labor market.

In response to the COVID-19 pandemic, we implemented significant changes that we determined were in the best interest of our employees as well as the communities in which we operate. These measures include allowing most employees to work from home and implementing additional safety measures for employees continuing critical on-site work. We believe in supporting our employees’ health and well-being. Our goal is to help employees make informed decisions about their health by providing the tools and resources necessary to achieve a healthier lifestyle.

We offer our employees a wide array and highly competitive benefits such as life and health (medical, dental, and vision) insurance, medical and dependent care flexible spending accounts, paid time off (including gender neutral parental leave) and retirement benefits, as well as emotional well-being services through our health insurance program.

We offer competitive compensation packages to attract and retain the best people, and we help care for our people so they can focus on our mission. Our employees' total compensation package includes competitive salary, bonuses or sales commissions, and/or equity. We generally offer annual equity grants to the majority of full-time exempt employees. Having compensation tied to annual equity grants helps ensure that our employees will be committed to the Company’s long-term growth and success. We conduct annual pay equity analysis and continue to be committed to pay equity.

Available Information

We file annual, quarterly, and current reports, proxy statements, and other information with the Commission. Our filings with the Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to the Exchange Act are available free of charge over the Internet on our website or at the SEC's web site at www.sec.gov. Our filings with the Commission will be available through our website as soon as reasonably practicable after we have electronically filed or furnished them to the Commission.

THE OFFERING

The following is a brief summary of certain terms of this offering.

Common Stock offered by the Selling Security Holders	782,258 shares
Securities being offered by the Company	None
Use of proceeds	We will not receive any proceeds from the sale or other disposition of the shares of common stock offered by this reoffer prospectus. All of the proceeds from the sale or other disposition of the shares of common stock offered by this reoffer prospectus will be received by the Selling Security Holders selling such shares.
Risk factors
Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 15 of this reoffer prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this reoffer prospectus.

The Nasdaq Global Select Market symbol	Our common stock is listed on Nasdaq under the symbol “PETS.”

RISK FACTORS

    An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this reoffer prospectus before deciding to invest in our common stock.

Our operations and financial results are subject to various risks and uncertainties, including those described below, that could materially and adversely affect our business, financial condition, operating results and the trading price of our common stock. Because of the following factors, as well as other factors affecting the Company’s results of operations and financial condition, past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods. This discussion of risk factors contains forward-looking statements. This section should be read in conjunction with Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and accompanying notes in Part II, Item 8, “Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended March 31, 2023.

Regulatory Risks

We may inadvertently fail to comply with various state or federal regulations covering our pet health business, including the dispensing of prescription pet medications which may subject us to reprimands, sanctions, probations, fines, suspensions, or the loss of one or more of our pharmacy licenses.

Our pet health business, which includes the sale and delivery of prescription pet medications is generally governed by state laws and state regulations, and with respect to controlled substances, also by federal law. Governmental authorities that regulate our business have broad latitude to make, interpret, and enforce the laws and regulations that govern us. Since our pharmacy is located in the State of Florida, the Company is governed by the laws and regulations of the State of Florida. Each prescription pet medication sale we make is likely also to be covered by the laws of the state where the customer is located. The laws and regulations relating to the sale and delivery of prescription pet medications vary from state to state, but generally require that prescription pet medications be dispensed with the authorization from a prescribing veterinarian. Our current home-state license with the Florida Board of Pharmacy is valid until February 28, 2025, and PetCareRx’s home-state license in the State of New York is valid until April 30, 2025, and there is no guarantee that we will be able to renew such licenses when required. To the extent that we are unable to maintain our license as a community pharmacy with the Florida Board of Pharmacy (and to the extent we are unable to maintain PetCareRx’s license in New York), or if we do not maintain the licenses granted by other state boards, or if we become subject to actions by the FDA, or other enforcement regulators, our dispensing of prescription medications to pet owners could cease, which could have a material adverse effect on our operations.

The expansion of our business into the offer and sale of pet insurance products will also subject us to additional laws and regulations regarding those activities, including registering as an insurance distributor in states in which we offer and sell the Pumpkin co-branded pet insurance products and otherwise complying with state and federal laws relating to the sale and distribution of insurance products.

The Company is a party to routine litigation and administrative complaints incidental to its business. Management does not believe that the resolution of any or all of such routine litigation and administrative complaints is likely to have a material adverse effect on the Company’s financial condition or results of operations. While we make every effort to fully comply with all applicable state rules, laws, and regulations, from time to time we have been the subject of administrative complaints regarding the authorization of prescriptions prior to shipment. We cannot assure you that we will not be the subject of administrative complaints in the future. We cannot guarantee you that we will not be subject to reprimands, sanctions, probations, or fines, or that one or more of our pharmacy licenses will not be suspended or revoked. If we were unable to maintain our license as a community pharmacy in the State of Florida, or if we are not granted licensure in a state that begins to require licensure, or if one or more of the licenses granted by other state boards should be suspended or revoked, our ability to continue to sell prescription medications and to continue our business as it is presently conducted could be in jeopardy.

Business Risks

Our failure to properly manage our inventory may result in excessive inventory carrying costs, or inadequate supply of products, which could materially adversely affect our financial condition and results of operations.

Our current product line contains approximately 15,000 SKUs including the SKUs acquired in our acquisition of PetCareRx. A significant portion of PetMeds sales is attributable to products representing approximately 100 SKUs, including the most popular flea and tick, and heartworm preventative brands. We need to properly manage our inventory to provide an adequate supply of these products and avoid excessive inventory of the products representing the balance of the SKUs. We generally place orders for products with our suppliers based upon our internal estimates of the amounts of inventory we will need to fill future orders. These estimates may be significantly different from the actual orders we receive.

In the event that subsequent orders fall short of original estimates, we may be left with excess inventory. Significant excess inventory could result in price discounts, increased inventory carrying costs, and obsolescence. Similarly, if we fail to have an adequate supply of some SKUs, we may lose sales opportunities. We cannot guarantee that we will maintain appropriate inventory levels. Any failure on our part to maintain appropriate inventory levels may have a material adverse effect on our financial condition and results of operations.

Resistance from veterinarians to authorize prescriptions, or attempts or efforts by veterinarians to discourage pet owners from purchasing from us could cause our sales to decrease and could materially adversely affect our financial condition and results of operations.

Since we began our operations, some veterinarians have resisted providing our customers with a copy of their pet’s prescription or authorizing the prescription to our pharmacy staff, thereby effectively preventing us from filling such prescriptions under state law. We have also been informed by customers and consumers that veterinarians have tried to discourage pet owners from purchasing from internet mail-order pharmacies.

The laws and regulations relating to the sale and delivery of prescription pet medications vary from state to state. Although veterinarians in some states are required by law to provide a pet owner with a prescription if medically appropriate, if the number of veterinarians who refuse to authorize prescriptions should increase, or if veterinarians are successful in discouraging pet owners from purchasing from internet mail-order pharmacies, our sales could decrease, and our financial condition and results of operations may be materially adversely affected.

Significant portions of our sales are made to residents of eight states. If we should lose our pharmacy license in one or more of these states, our financial condition and results of operations would be materially adversely affected.

While we ship pet medications to customers in all 50 states, approximately 50% of our sales for the fiscal year ended March 31, 2023, were made to customers located in the states of California, Florida, Texas, New York, Pennsylvania, North Carolina, Georgia, and Virginia. If for any reason our license to operate a pharmacy in one or more of those states should be suspended or revoked, or if it is not renewed, our ability to sell prescription medications to residents of those states would cease and our financial condition and results of operations in future periods would be materially adversely affected.

We have direct buying relationships with all the major pet medication manufacturers and each contractual relationship depends on our compliance with each respective manufacturer’s minimum advertised pricing policies (MAPP).

The Company maintains direct purchasing relationships with all the major pet medication manufacturers. These relationships entitle the Company to buy directly from the manufacturer under the terms and conditions of a purchasing agreement which dictates purchase pricing of inventory and criteria to obtain additional discounts and rebates. The terms of these agreements also require the Company to comply with the manufacturers’ MAPP. Each advertisement and/or promotion of a product below the MAPP price, should they occur, would be a violation of the policy. This policy applies to all advertisements of products in all media including, without limitation, flyers, posters, coupons, mailers, inserts, newspapers, magazines, on-line catalogs, mail order catalogs, public signage and all Internet or similar electronic media, television, radio and public signage, including websites, email newsletters, forums, and auction sites.

At the discretion of the manufacturers, non-compliance with the MAPP can result in one or more of the following actions: (1) forfeiture of future rebates or discounts from the manufacturer, (2) suspension of future purchases from the manufacturer, (3) or termination of current or future business relationship. The Company has and will continue to make every attempt to abide by the manufacturers MAPP. However, no assurances can be made that the Company will not violate MAPP inadvertently. A reduction or discontinuance of these rebates or discounts would increase our costs and could reduce our profitability. If any of these major pet medication manufacturers were to terminate our purchasing relationship it could materially adversely affect our business. If the manufacturers are not able to enforce their MAPP industry-wide, then our profit margins and results of operations may also be impacted negatively.

The loss of any of our key suppliers would negatively impact our business.

We have direct purchasing relationships with all of the major pet medication manufacturers, from the majority of which we purchase significant quantities of pet medication products.. We do maintain annual purchasing contracts with these major manufacturers. While we believe that our supplier relationships are good, a supplier could discontinue selling to us at any time. The loss of any of our key suppliers of pet medications offered by us would have a negative impact on our business, financial condition, and results of operations.

Shipping is a critical part of our business and any changes in, or disruptions to, our shipping arrangements could adversely affect our business, financial condition, and results of operations.

We currently rely on third-party national, regional, and local logistics providers to deliver the products we offer on our website. If we are not able to negotiate acceptable pricing and other terms with these providers, or if these providers experience performance problems or other difficulties in processing our orders or delivering our products to customers, it could negatively impact our results of operations and our customers’ experience. In addition, our ability to receive inbound inventory efficiently and ship merchandise to customers may be negatively affected by factors beyond our and these providers’ control, including inclement weather, fire, flood, power loss, earthquakes, acts of war or terrorism or other events, such as labor shortages and disputes, financial difficulties, volatility in the prices of fuel, gasoline and commodities such as paper and packing supplies, system failures and other disruptions to the operations of the shipping companies on which we rely. We are also subject to risks of damage or loss during delivery by our shipping vendors. If the products ordered by our customers are not delivered in a timely fashion or are damaged or lost during the delivery process, our customers could become dissatisfied and cease buying products through our website and mobile applications, which would adversely affect our business, financial condition, and results of operations.

The quality of our customer service and support is important to our customers, and if we fail to provide adequate levels of customer service and support, we could lose customers, which would harm our business.

We believe that a high level of customer care and support is critical in retaining and expanding our customer base. Although our customer care representatives participate in ongoing training programs on a variety of topics, such as product knowledge, computer usage, customer service tips, and the relationship between our Company and veterinarians, any perceived or actual decline in our customer-service response times or in the quality of our customer care representatives, even if episodic or temporary, could hurt our business. If customers perceive that our customer care and support does not compare favorably to our competitors, then we may lose customers to such competitors.

The content of our website could expose us to various kinds of liability, which, if prosecuted successfully, could negatively impact our business.

Because we post product and pet health information and other content on our website, we face potential liability for negligence, copyright infringement, patent infringement, trademark infringement, defamation, and/or other claims based on the nature and content of the materials we post. Various claims have been brought, and sometimes successfully prosecuted, against Internet content distributors. We could be exposed to liability with respect to the unauthorized duplication of content or unauthorized use of other parties’ proprietary technology. Although we maintain general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance, or is in excess of insurance coverage, could materially adversely affect our financial condition and results of operations.

We may not be able to protect our intellectual property rights, and/or we may be found to infringe on the proprietary rights of others.

We rely on a combination of trademarks, trade secrets, copyright laws, and contractual restrictions to protect our intellectual property rights. These afford only limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy our non-prescription private label or generic equivalents, when and if developed, as well as aspects of our sales formats, or to obtain and use information that we regard as proprietary, including the technology used to operate our website and our content, and our trademarks. Litigation or proceedings before the United States Patent and Trademark Office or other bodies may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain names, or to determine the validity and scope of the proprietary rights of others. Any litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business and operating results. Third parties may also claim infringement by us with respect to past, current, or future technologies. We expect that participants in our market will be increasingly involved in infringement claims as the number of services and competitors in our industry segment grows. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, cause service upgrade delays, or require us to enter into royalty or licensing agreements. These royalty or licensing agreements might not be available on terms acceptable to us or at all.

If we are unable to protect our Internet addresses or to prevent others from using Internet addresses that are confusingly similar, our business may be adversely impacted.

Our Internet addresses, www.1800petmeds.com, www.1888petmeds.com, www.petmedexpress.com, www.petmed.com, www.petmeds.com, www.petmeds.pharmacy, www.petmed.pharmacy, www.1800petmeds.pharmacy, and petcarerx.com, are critical to our brand recognition and our overall success. If we are unable to protect these Internet addresses, our competitors could capitalize on our brand recognition. There may be similar Internet addresses used by competitors. Governmental agencies and their designees generally regulate the acquisition and maintenance of Internet addresses. The regulation of Internet addresses in the United States and in foreign countries has changed and may undergo further change in the near future. Furthermore, the relationship between regulations governing Internet addresses and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may not be able to protect our own Internet addresses or prevent third parties from acquiring Internet addresses that are confusingly similar to, infringe upon, or otherwise decrease the value of our Internet addresses.

Since most of our operations are housed in a single location, we are more susceptible to a business interruption in the event of damage to, or disruptions in, our facility, particularly with respect to extreme weather events.

Our headquarters and principal distribution center are currently located in one location in South Florida, and most of our shipments of products to our customers are made from this primary distribution center. Because we consolidate our operations in one location, we are more susceptible to power and equipment failures, and business interruptions in the event of fires, floods, and other natural disasters than if we had additional locations. Furthermore, because we are located in South Florida, which is a hurricane-sensitive area and is susceptible to sea-level rise, we are particularly susceptible to the risk of damage to, or total destruction of, our headquarters and distribution center and surrounding transportation infrastructure caused by a hurricane or rising sea levels. Additionally, recent intense weather conditions may cause property insurance premiums to significantly increase in the future. We recognize that the frequency and intensity of extreme weather events, sea-level rise, and other climatic changes may continue to increase and, as a result, our exposure to these events may increase.

We cannot assure you that we are adequately insured to cover the amount of any losses relating to any of these potential events, including business interruptions resulting from damage to or destruction of our headquarters and distribution center, or power and equipment failures relating to our call center or websites, or interruptions or disruptions to major transportation infrastructure, or other events that do not occur on our premises. The occurrence of one or more of these events could adversely impact our ability to generate revenues in future periods.

A failure or misuse of our information systems and customer-facing technology systems, including our online payment methods, could adversely affect our results of operations, expose us to third-party claims, or increase our exposure to fraud and other risks.

Our business is dependent upon the efficient operation of our information systems. In particular, we rely on our information systems to effectively manage our business model strategy, with tools to track and manage sales, inventory, marketing, customer service efforts, the preparation of our consolidated financial and operating data, credit card information, and customer information. The failure of our information systems to perform as designed or the failure to maintain and enhance or protect the integrity of these systems could disrupt our business operations, adversely impact sales and the results of operations, expose us to customer or third-party claims, or result in adverse publicity.

Through our information technology, we are able to provide an improved overall shopping and interconnected retail experience that empowers our customers to shop and interact with us from computers, tablets, smartphones and other mobile devices. We use our website and our mobile application both as sales channels for our products and also as methods of providing product and other relevant information to our customers to drive online sales. Our online programs, communities and knowledge center allow us to inform, assist and interact with our customers. We also continually seek to enhance all of our online properties to provide an attractive user-friendly interface for our customers. Disruptions, failures or other performance issues with these customer-facing technology systems could impair the benefits that they provide to our online business and negatively affect our relationship with our customers.

Further, we currently accept payments using a variety of different payment methods which may subject us to additional regulations and compliance requirements, and may also increase our exposure to fraud, criminal activity, and other risks. In the future, as technology develops and we begin to offer new payment options to consumers, including by integrating emerging mobile and other payment methods, we may be subject to additional regulations, compliance requirements, or fraud. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card payments from consumers or facilitate other types of online payments. If any of these events were to occur, our business, financial condition, and results of operations could be materially and adversely affected.

Our failure or the failure of third-party service providers to protect our website, networks, and systems against cybersecurity incidents, or otherwise to protect our confidential information, could damage our reputation and brand and substantially harm our business, financial condition, and results of operations.

As a result of our services being web based, we collect, process, transmit and store large amounts of data about our customers, employees, suppliers and others, including credit card information and personally identifiable information, as well as other confidential and proprietary information. We also employ third-party service providers for a variety of reasons, including storing, processing and transmitting proprietary, personal and confidential information on our behalf. While we rely on tokenization solutions licensed from third parties in an effort to securely transmit confidential and sensitive information, including credit card numbers, advances in computer capabilities, new technological discoveries or other developments may result in the whole or partial failure of these solutions to protect confidential and sensitive information from being breached or compromised. Similarly, our security measures, and those of our third-party service providers, may not detect or prevent all attempts to hack our systems or those of our third-party service providers.
Distributed Denial-of-Service ("DDoS") attacks, viruses, malicious software, break-ins, phishing attacks, ransomware, social engineering, security breaches or other cybersecurity incidents and similar disruptions that may jeopardize the security of information stored in or transmitted by our website, networks and systems or that we or our third-party service providers otherwise maintain, including payment card systems, may subject us to fines or higher transaction fees or limit or terminate our access to certain payment methods. We and our service providers may not anticipate or prevent all types of attacks until after they have already been launched, and techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers. In addition, cybersecurity incidents can also occur as a result of non-technical issues, including intentional or inadvertent breaches by our employees or by persons with whom we have commercial relationships.

Breaches of our security measures or those of our third-party service providers or any cybersecurity incident could result in unauthorized access to our website, networks and systems; unauthorized access to and misappropriation of consumer and/or employee information, including personally identifiable information, or other confidential or proprietary information of ourselves or third parties; viruses, worms, spyware or other malware being served from our website, networks or systems; deletion or modification of content or the display of unauthorized content on our website; interruption, disruption or malfunction of operations; costs relating to cybersecurity incident remediation, deployment of additional personnel and protection technologies, response to governmental investigations and media inquiries and coverage; engagement of third party experts and consultants; litigation, regulatory action and other potential liabilities. If any of these cybersecurity incidents occur, or there is a public perception that we, or our third-party service providers, have suffered such a breach, our reputation and brand could also be damaged and we could be required to expend significant capital and other resources to alleviate problems caused by such cybersecurity incidents. As a consequence, our business could be materially and adversely affected and we could also be exposed to litigation and regulatory action and possible liability. In addition, any party who is able to illicitly obtain a customer’s password could access the customer’s transaction data or personal information. Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data security and other laws, and cause significant legal and financial exposure, adverse publicity and a loss of confidence in our security measures, which could have a material adverse effect on our business, financial condition, and results of operations.

The costs of mitigating cybersecurity risks are significant and are likely to increase in the future. These costs include, but are not limited to, retaining the services of cybersecurity providers; compliance costs arising out of existing and future cybersecurity, data protection and privacy laws and regulations; and costs related to maintaining redundant networks, data backups and other damage-mitigation measures.

We do not carry cyber insurance, which may expose us to certain potential losses for damages or result in penalization with fines in an amount exceeding our resources.

Our migration of data and systems to a new information technology platform may disrupt our operations.

As an established web-based seller of pet products, we rely on a combination of legacy public-facing websites, internal applications and services, and back-end business intelligence systems. We are in the process of migrating and upgrading many of our platforms and applications to more modular, web-based and SaaS systems. If we are not able to realize the anticipated benefits of our migration to this new infrastructure, our business could be harmed. There may be unforeseen issues as a result of these migrations that may cause disruptions to the availability of our products due to service outages, downtime or other similar issues that could harm our business. We also may be subject to additional risk of cybersecurity breaches or other improper access to our data or confidential information following our migration to these new computing platforms. In addition, our new platforms may operate differently than anticipated when introduced or when new versions or enhancements are released. As we increase our reliance on our systems, our exposure to damage from service interruptions may increase. Further, our transition could involve significant time and expense and could negatively impact our ability to deliver our products and services, which could harm our financial condition and results of operations.

Our marketing, e-commerce, and other business activities are subject to a variety of federal and state laws and regulations relating to privacy, data protection, marketing and advertising and consumer protection, many of which may evolve or expand beyond their current scope, and our failure to comply with this complex set of evolving laws and regulations could adversely affect our business, financial condition, and results of operations.

We collect, maintain, use, and share personal information provided to us through our various marketing activities, including email and social media marketing and postal mailings, as well as other consumer, employee, and business-to-business interactions, in order to provide a better experience for our customers, employees, and vendors. Our current and future marketing and advertising practices depend on our ability to collect, maintain, use, and share this personal information with certain service providers and other third-party vendors, and we are subject to various federal and state laws and regulations that govern such marketing and advertising practices. In addition, we also collect, store, and transmit employees’ health information for certain reasons, such as administering employee benefits; accommodating disabilities and injuries; complying with public health requirements; and maintaining employee safety in the workplace.

Laws and regulations relating to privacy, data protection, cybersecurity, marketing and advertising, and consumer protection are evolving and subject to potentially differing interpretations. While we strive to comply with all such regulations and believe that we are good stewards of our customers’ data, this area is rapidly evolving, and it is possible that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. If so, we may be subject to proceedings or actions against us by governmental entities or others, and we may suffer damage to our reputation as a result of such proceedings or actions. We may also be contractually required to indemnify and hold harmless third parties from the costs or consequences of noncompliance with any laws, regulations or other legal obligations relating to privacy, data protection, cybersecurity or consumer protection or any inadvertent or unauthorized use or disclosure of data that we store or handle as part of operating our business.

Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third party “cookies” and other methods of online tracking for behavioral advertising and other purposes. The U.S. government and state governments have enacted, have considered or are considering enacting, legislation or regulations that could significantly restrict the ability of companies and individuals to engage in these activities, such as by regulating the level of consumer notice and consent required before a company can employ cookies or other electronic tracking tools or the use of data gathered with such tools. Additionally, some providers of consumer devices and web browsers have implemented, or announced plans to implement, means to make it easier for Internet users to prevent the placement of cookies or to block other tracking technologies, which could result in the use of third-party cookies and other methods of online tracking becoming significantly less effective. The regulation of the use of these cookies and other current online tracking and advertising practices or a loss in our ability to make effective use of services that employ such technologies could increase our costs of operations and limit our ability to acquire new customers on cost-effective terms and consequently, materially and adversely affect our business, financial condition, and results of operations.

In addition, various federal and state legislative and regulatory bodies, or self-regulatory organizations, may expand current laws or regulations, enact new laws or regulations or issue revised rules or guidance regarding privacy, data protection, cybersecurity, consumer protection, and advertising. For example, in June 2018, the State of California enacted the California Consumer Privacy Act of 2018 (the “CCPA”), which became effective on January 1, 2020. The CCPA requires companies that process information of California residents to make new disclosures to consumers about their data collection, use and sharing practices, and allows consumers to opt out of selling their data to third parties and provides a new cause of action for data breaches. Further, on November 3, 2020, the California Privacy Rights Act (the “CPRA”) was voted into law by California residents. The CPRA significantly amends the CCPA, and imposes additional data protection obligations on companies doing business in California, including additional consumer rights processes and opt outs for certain uses of sensitive data. It also creates a new California data protection agency specifically tasked to enforce the law, which could result in increased regulatory scrutiny of businesses conducting activities in California in the areas of data protection and security. The substantive requirements for businesses subject to the CPRA went into effect on January 1, 2023, and will be enforced effective from July 1, 2023. Other states in which we operate have also enacted laws similar to CPRA and similar laws have been proposed in other states and at the federal level, and if passed, such laws may have potentially conflicting requirements that would make compliance challenging. Additionally, the Federal Trade Commission (the “FTC”) and many state attorneys general are interpreting federal and state consumer protection laws to impose standards for the online collection, use, dissemination and security of data. Consumer protection laws require us to publish statements that describe how we handle personal data and choices individuals may have about the way we handle their personal data. If such information that we publish is considered untrue, we may be subject to government claims of unfair or deceptive trade practices, which could lead to significant liabilities and consequences. Further, according to the FTC, violating consumers’ privacy rights or failing to take appropriate steps to keep consumers’ personal data secure may constitute unfair acts or practices in or affecting commerce in violation of Section 5(a) of the Federal Trade Commission Act. Each of these privacy, security, and data protection laws and regulations, and any other such changes or new laws or regulations, could impose significant limitations, require changes to our business, impose fines and other penalties or restrict our use or storage of personal information, which may increase our compliance expenses and make our business more costly or less efficient to conduct. Any such changes could compromise our ability to develop an adequate marketing strategy and pursue our growth strategy effectively, which, in turn, could adversely affect our business, financial condition, and results of operations.

We face the risk of litigation resulting from unauthorized text messages sent in violation of the Telephone Consumer Protection Act.

We send short message service, or SMS, text messages to customers and job candidates. The actual or perceived improper sending of text messages may subject us to potential risks, including liabilities or claims relating to consumer protection laws. For example, the Telephone Consumer Protection Act of 1991, a federal statute that protects consumers from unwanted telephone calls, faxes, and text messages, restricts telemarketing and the use of automated SMS text messages without proper consent. Numerous class-action suits under federal and state laws have been filed in recent years against companies who conduct SMS texting programs, with many resulting in multi-million-dollar settlements to the plaintiffs. Federal or state regulatory authorities or private litigants may claim that the notices and disclosures we provide, form of consents we obtain, or our SMS texting practices are not adequate or violate applicable law, resulting in civil claims against us. While we strive to comply with all applicable laws and regulations, the scope and interpretation of the laws that are or may be applicable to the delivery of text messages are continuously evolving and developing. If we do not comply with these laws or regulations or if we become liable under these laws or regulations, we could face direct liability, could be required to change some portions of our business model, or could face negative publicity, and our business, financial condition, and results of operations could be adversely affected as a result. Even an unsuccessful challenge of our SMS texting practices by our customers, regulatory authorities, or other third parties could result in negative publicity and could require a costly response from and defense by us.

Our operating results are difficult to predict and may fluctuate, and a portion of our sales are seasonal.

Factors that may cause our operating results to fluctuate include:

• Our ability to obtain new customers at a reasonable cost, retain existing customers, or encourage reorders;
• Our ability to increase the number of visitors to our website, or our ability to convert visitors to our website into customers;
• The mix of medications and other pet products sold by us;
• Our ability to manage inventory levels or obtain an adequate supply of products;
• Our ability to adequately maintain, upgrade, and develop our website, the systems that we use to process customers’ orders and payments, or our computer network;
• Increased competition within our market niche;
• Price competition;
• New products introduced to the market, including generics;
• Increases in the cost of advertising;
• The amount and timing of operating costs and capital expenditures relating to expansion of our product line or operations;
• Potential disruption to the distribution network;

• Disruption of our toll-free telephone service, technical difficulties, or systems and Internet outages or slowdowns;
• The impact of further outbreaks of COVID-19, and any future similar outbreak, on our business operations and generally on the economy, including the measures taken by governmental authorities to address it; and
• Unfavorable general economic trends.

Because of the seasonality of our business, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance. The majority of our product sales are affected by the seasons, due to the seasonality of mainly flea, tick, and heartworm medications. For the quarters ended June 30, 2022, September 30, 2022, December 31, 2022, and March 31, 2023, Company sales were 27%, 26%, 23%, and 24%, respectively. In addition to the seasonality of our sales, our annual and quarterly operating results have fluctuated in the past and may fluctuate significantly in the future due to a variety of factors, including weather, many of which are out of our control. Any change in one or more of these factors could materially adversely affect our financial condition and results of operations in future periods.

Uncertainties in economic conditions and their impact on consumer spending patterns could adversely impact our business, financial condition, and results of operations.

Our results of operations are sensitive to changes in certain macro-economic conditions that impact consumer spending on pet products and services. Some of the factors that may affect consumer spending on pet products and services include consumer confidence, levels of unemployment, inflation, interest rates, tax rates and general uncertainty regarding the overall future economic environment. We may experience declines in sales or changes in the types of products sold during economic downturns. Any material decline in the amount of consumer spending or other adverse economic changes could reduce our sales, and a decrease in the sales of higher-margin products could reduce profitability and, in each case, harm our business, financial condition, and results of operations.

We have grown, and continue to seek to grow our business through acquisitions of, or investments in, new or complementary businesses, facilities, technologies, offerings, or products, or through strategic alliances, and the failure to manage these acquisitions, investments, or other strategic alliances, or to integrate them with our existing business, could have a material adverse effect on us.

During the past 12 months, we acquired one company (PetCareRx) and entered into two strategic partnerships to enable us to offer telehealth services and pet insurance to our customers. We expect that we may in the future consider additional opportunities to acquire or make investments in new or complementary businesses, facilities, technologies, offerings, or products, or enter into other strategic alliances, which may enhance our capabilities, complement our current products and services or expand the breadth of our markets. Acquisitions, investments and other strategic alliances, including our recent acquisition of PetCareRx, involve numerous risks, including:

• problems integrating the acquired business, facilities, technologies or products, including issues maintaining uniform standards, procedures, controls and policies;
• unanticipated costs associated with acquisitions, investments or strategic alliances;
• losses we may incur as a result of declines in the value of an investment or as a result of incorporating an investee’s financial performance into our financial results;
• diversion of management’s attention from our existing business;
• risks associated with entering new markets in which we may have limited or no experience;
• the risks associated with businesses we acquire or invest in, which may differ from or be more significant than the risks our other businesses face;
• potential unknown liabilities associated with a business we acquire or in which we invest; and
• increased legal and accounting compliance costs.

Our ability to successfully grow through strategic transactions depends upon our ability to identify, negotiate, complete and integrate suitable target businesses, facilities, technologies, products and services. These efforts could be expensive and time-consuming and may disrupt our ongoing business and prevent management from focusing on our operations. Also, our acquisitions may not result in the benefits or growth originally anticipated from such acquisitions. As a result of future strategic transactions, we might need to issue additional equity securities, spend our cash, or incur debt (which may only be available on unfavorable terms, if at all) or contingent liabilities, any of which could reduce our profitability and harm our business. If we are unable to identify suitable acquisitions, investments or strategic relationships, or if we are unable to integrate any acquired businesses, facilities, technologies, offerings and products effectively, our business, financial condition, and results of operations could be materially and adversely affected. Also, while we employ several different methodologies to assess potential business opportunities, the new businesses or investments may not meet or exceed our expectations or desired objectives.

The market for pet telemedicine is immature and uncertain. If the telemedicine market does not develop, develops more slowly than we expect, or encounters negative publicity, or if our approach does not achieve a high level of customer acceptance, the growth and results of our partnership with Vetster may be adversely affected which could result in an impairment of our investment..

The pet telehealth market is, in general, immature and uncertain. It is uncertain whether the telemedicine market and our approach to pet telehealth with Vetster will achieve and sustain high levels of demand, consumer acceptance and market adoption. The COVID-19 pandemic increased acceptance and utilization of telemedicine services, but it is uncertain whether such increase in demand will continue.

Demand for pet telemedicine and telehealth services is affected by a number of factors, many of which are beyond our control. Some of these potential factors include:

• market adoption and ongoing usage of pet telehealth and telemedicine services and solutions;
• awareness and adoption of technology in healthcare generally;
• availability of products and services that compete with ours;
• ability to maintain and expand a network of qualified providers;
• ease of adoption and use;
• features and platform experience;
• performance;
• brand;
• security and privacy; and
• pricing.

Our success will depend to a substantial extent on the willingness of our customers to use, and to increase the frequency and extent of their utilization of, our solution being offered in conjunction with Vetster, as well as on our ability to demonstrate the value of pet telehealth and telemedicine to veterinarians and pet owners. Negative publicity concerning the pet telehealth and telemedicine market could limit market acceptance of our solutions and services.

Financial Risks

We are subject to payment-related risks that could increase our operating costs, expose us to fraud or theft, subject us to potential liability and potentially disrupt our business.

We accept payments using a variety of methods, including credit and debit cards, PayPal, and checks, and we may offer new payment options over time. Acceptance of these payment options subjects us to rules, regulations, contractual obligations and compliance requirements, including payment network rules and operating guidelines, data security standards and certification requirements, and rules governing electronic funds transfers. These requirements may change over time or be reinterpreted, making compliance more difficult or costly. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs.

We rely on third parties to provide payment processing services, including the processing of credit cards, debit cards, and other forms of electronic payment. If these companies become unable to provide these services to us, or if their systems are compromised, it could potentially disrupt our business. The payment methods that we offer also subject us to potential fraud and theft by criminals, who are becoming increasingly more sophisticated, seeking to obtain unauthorized access to or exploit weaknesses that may exist in the payment systems. If we fail to comply with applicable rules or requirements for the payment methods we accept, or if payment-related data is compromised due to a breach or misuse of data, we may be liable for costs incurred by payment card issuing banks and other third parties or subject to fines and higher transaction fees, or our ability to accept or facilitate certain types of payments may be impaired. As a result, our business and operating results could be adversely affected.

Our business could be adversely affected if we fail to implement and maintain effective disclosure controls and procedures and internal control over financial reporting.

In connection with the audit of our financial statements for the fiscal year ended March 31, 2023, we concluded that as of March 31, 2023, our disclosure controls and procedures and our internal control over financial reporting were not effective due to a material weakness relating to segregation of duties over the preparation, approval and posting of manual journal entries. If we are unable to implement and maintain effective disclosure controls and procedures and remediate the material weaknesses in a timely manner, or if we identify other material weaknesses in the future, our ability to produce accurate and timely financial statements and public reports could be impaired, which could adversely affect our business and financial condition. In addition, investors may lose confidence in our reported information and the market price of our common stock may decline.

Risks Relating to Taxes

Taxing authorities may successfully assert that we should have collected, or in the future should collect, sales and use, value added, or similar taxes, and any such assessments could adversely affect our business, financial condition, and results of operations.

In the past several years, states have adopted laws that attempt to impose tax collection obligations on out-of-state companies. Additionally, the Supreme Court of the United States ("Supreme Court") ruled in South Dakota v. Wayfair, Inc. et al, or Wayfair, that online sellers can be required to collect sales and use tax despite not having a physical presence in the buyer’s state. In response to Wayfair, or otherwise, states or local governments may adopt, or begin to enforce, laws requiring us to register, calculate, collect, and remit taxes on sales in their jurisdictions. While we currently collect and remit applicable sales taxes to the extent required in all states in which we sell, a successful assertion by one or more states seeking to tax us on sales that occurred in prior tax years, or to collect more taxes in a jurisdiction in which we currently do collect some taxes, could result in substantial tax liabilities, including taxes on past sales, as well as penalties and interest. The imposition by state governments or local governments of sales tax collection obligations on out-of-state sellers could also create additional administrative burdens for us, put us at a competitive disadvantage if they do not impose similar obligations on our competitors, and decrease our future sales, which could have a material adverse effect on our business and results of operations. New legislation or regulations, the application of laws and regulations from jurisdictions, or the application of existing laws and regulations to the Internet and commercial online services could similarly result in significant additional taxes on our business. For instance, the Supreme Court’s decision and the enactment and enforcement of laws resulting therefrom could also impact where we are required to file state income taxes. As a result, our effective income tax rate as well as the cost and growth of our business could be materially and adversely affected, which could in turn have a material adverse effect on our financial condition and results of operations. In addition, because the Company’s products and services are available over the Internet, states may claim that the Company is required to do business as a foreign corporation in one or more of those jurisdictions. Failure to qualify as a foreign corporation in a jurisdiction where the Company is required to do so could subject it to taxes and penalties, and such jurisdictions may charge the Company with violations of local laws.

Industry Risks

We face significant competition from veterinarians and online and traditional retailers, as well as challenges from strategic alliances amongst our competitors, and may not be able to compete profitably with them.

We compete directly and indirectly with veterinarians for the sale of pet medications and other health products. Veterinarians hold a competitive advantage over us because many pet owners may find it more convenient or preferable to purchase these products directly from their veterinarians at the time of an office visit. We also compete directly and indirectly with both online and traditional retailers. Both online and traditional retailers may hold a competitive advantage over us because of longer operating histories, established brand names, greater resources, and/or an established customer base. Online retailers may have a competitive advantage over us because of established affiliate relationships to drive traffic to their website. Traditional retailers may hold a competitive advantage over us because pet owners may prefer to purchase these products from a store instead of online. In addition, we face growing competition from online and multichannel retailers, some of whom may have a lower cost structure than ours, as customers now routinely use computers, tablets, smartphones, and other mobile devices and mobile applications to shop online and compare prices and products in real time. In order to effectively compete in the future, we may be required to offer promotions and other incentives, which may result in lower operating margins and adversely affect the results of operations. We also face a significant challenge from our competitors forming alliances with each other, such as those between online and traditional retailers. These relationships may enable both their online and retail stores to negotiate better pricing and better terms from suppliers by aggregating the demand for products and negotiating volume discounts, which could be a competitive disadvantage to us.

Product recalls and concerns regarding the safety and quality of the pet products we sell could affect our business.

We are subject to laws and regulations by various federal and state regulatory authorities regarding the safety and quality of the pet products that we sell. We purchase products from various suppliers, one or more of which might not adhere to product safety requirements or our quality control standards, and we may not be able to identify the deficiency before merchandise ships to our customers. All of our suppliers are required to comply with applicable product safety laws, and we are dependent upon them to ensure such compliance. Any issues of product safety or allegations that the products we sell are in violation of governmental regulations, including, but not limited to, issues involving products manufactured in foreign countries or issues of mislabeling or adulteration, could cause those products to be recalled. If our suppliers fail to manufacture or import merchandise that adheres to our quality control standards, product safety requirements, or applicable governmental regulations, our reputation and brand could be damaged, potentially leading to decreased sales or increases in customer litigation against us. If consumers lose confidence in the safety and quality of the food or other products that we sell or in the suppliers that provide such products, then our sales could be adversely affected. Adverse publicity about these types of concerns, even if not valid, may discourage consumers from buying the products we offer, and such publicity cause disruptions with suppliers. The real or perceived sale of contaminated food products by us could result in product liability claims against our suppliers or us, expose us or our suppliers to governmental enforcement action or private litigation, or lead to costly recalls and a loss of consumer confidence, any of which could have an adverse effect on our business, financial condition, and results of operations. We may also in the future voluntarily recall or withdraw products that we consider do not meet our standards in order to protect our brand and reputation. While we carry product liability insurance, our insurance may not be adequate to cover all liabilities that we may incur in connection with product liability claims. In addition, we may be unable to continue to maintain our existing insurance coverage or obtain comparable insurance at a reasonable cost, if at all, or secure additional coverage, which may result in future product liability claims being uninsured. Any of these factors could negatively impact our business, financial condition, and results of operations.

Pandemics or other health crises, such as the possible resurgence of the COVID-19 pandemic, may adversely affect our results of operations.

The outbreak and global spread of the COVID-19 pandemic, including the spread of recent variants, and related containment efforts created, and may continue to contribute to, significant economic disruption in the United States and around the world. A resurgence of the COVID-19 pandemic, variations of the COVID-19 virus, or other pandemics could adversely affect our business operations. It is impossible to predict the effect and ultimate impact of the possible resurgence of the COVID-19 pandemic, a variation of the COVID-19 virus, or other pandemic. In response to the COVID-19 pandemic, we implemented working from home where possible and enhanced disinfection and social distancing within our workplace. Future COVID-19 surges or variants, as well as other pandemics, may result in us again encouraging employees to work from home, which could adversely impact costs, operations, and morale, as well as result in consumer privacy, IT security, and fraud concerns.

Governmental lockdowns and other restrictions at the onset of the COVID-19 pandemic negatively impacted, and in the event of a future resurgence or a different pandemic or health crisis may again negatively impact, the operations of and ability to ship from our fulfillment center. Our future results of operations and overall financial performance could be uncertain should a new virus strain of COVID-19, a new pandemic, or other health crisis occur.

Securities Risks

Our stock price fluctuates from time to time and may fall below expectations of securities analysts and investors, and could subject us to litigation, which may result in you suffering a loss on your investment.

The market price of our common stock may fluctuate significantly in response to a number of factors, many of which are out of our control. These factors include: changes in accounting treatments or principles; announcements by our competitors of new products and services offerings; significant contracts, acquisitions, or strategic relationships; additions or departures of key personnel; any future sales of our common stock or other securities; stock market price and volume fluctuations of publicly traded companies; and general political, economic, and market conditions. In some future quarter our operating results may fall below the expectations of securities analysts and investors, which could result in a decrease in the trading price of our common stock. In addition, if the Company fails to meet expectations related to future growth, profitability, dividends, or other market expectations, the price of the Company’s common stock may decline significantly, which could have a material adverse impact on investor confidence and employee retention. In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources, which could seriously harm our business and operating results.

We may issue additional shares of preferred stock that could defer a change of control or dilute the interests of our common shareholders. Our charter documents could defer a takeover effort which could inhibit your ability to receive an acquisition premium for your shares.

Our charter permits our Board of Directors to issue up to 5.0 million shares of preferred stock without shareholder approval. Currently there are 2,500 shares of our Convertible Preferred Stock issued and outstanding. This leaves slightly less than 5.0 million shares of preferred stock available for issuance at the discretion of our Board of Directors. These shares, if issued, could contain dividend, liquidation, conversion, voting, or other rights which could adversely affect the rights of our common shareholders and which could also be utilized, under some circumstances, as a method of discouraging, delaying, or preventing a change in control. Provisions of our articles of incorporation, bylaws and Florida law could make it more difficult for a third party to acquire us, even if many of our shareholders believe it is in their best interest.

Our ability to pay regular dividends to our shareholders and the amounts of any such dividends are subject to the discretion of the Board and may be limited by our financial condition, or limitations under Florida law.

We have paid regular dividends to our shareholders since 2009, any such determination to pay dividends and the amounts thereof will be at the discretion of the Board and will be dependent on then-existing conditions, including our financial condition, income, legal requirements, including limitations under Florida law, and other factors the Board deems relevant. The Board has previously decided, and may in the future decide, in its sole discretion, to change the amount or frequency of dividends or discontinue the payment of dividends entirely. For example, the Board may determine to reserve and/or utilize cash resources that would otherwise be available for distributions in order to fund additional strategic transactions or investments in our business. For these reasons, shareholders should not rely on dividends to receive a return on investment. Accordingly, realization of any gain on shares of our common stock may depend solely on the appreciation of the price of our common stock, which may not occur.

USE OF PROCEEDS

The Selling Security Holders will receive all of the proceeds from the sale or other disposition of the shares of our common stock covered by this reoffer prospectus. We are not selling any securities under this reoffer prospectus and, accordingly, we will not receive any of the proceeds from the sale or other disposition of the shares of common stock covered by this reoffer prospectus. We have agreed to bear the expenses relating to the registration of the shares of common stock, other than brokerage commissions and expenses, if any, incurred by a Selling Security Holder which will be borne by that Selling Security Holder.
SELLING SECURITY HOLDERS

This reoffer prospectus relates to shares of common stock that are being registered for reoffer and resale by Selling Security Holders who have received or acquired, or may hereafter receive or acquire, the shares of common stock pursuant to the Plans. The Selling Security Holders may resell all, a portion, or none of the shares of common stock from time to time.

The following table sets forth:

•    the name of each Selling Security Holder and the nature of the Selling Security Holder’s position or office with the Company,
•    the number of common stock beneficially owned, directly or indirectly, by each Selling Security Holder as of the date of this reoffer prospectus,
•    the maximum number of shares of common stock that may be offered by the Selling Security Holders pursuant to this reoffer prospectus, whether or not the Selling Security Holder has any present intention to do so, and
•    the number of common stock and the percentage of common stock that would be beneficially owned by each Selling Security Holder assuming the sale of all shares of common stock offered hereby.

Information concerning the identities of the Selling Security Holders, the number of shares of common stock that may be sold by each Selling Security Holder and information about the shares of common stock beneficially owned by the Selling Security Holders may from time to time be updated in supplements to this reoffer prospectus, which will be filed with the Securities and Exchange Commission in accordance with Rule 424(b) of the Securities Act if and when necessary. The names of persons selling shares of common stock under this reoffer prospectus and the amount of such shares are set forth below to the extent we presently have such information. However, other Selling Security Holders may elect to sell shares of common stock pursuant to this reoffer prospectus as they receive them from time to time in the future in which case, as their names and amounts of shares of common stock to be reoffered become known, we will supplement this reoffer prospectus with that information.

Information on the shares of common stock offered pursuant to this reoffer prospectus, as listed below, does not necessarily indicate that the Selling Security Holder presently intends to sell any or all of the shares so listed. Because the Selling Security Holders identified in the table may sell some, none or all of the shares of common stock owned by them which are included in this reoffer prospectus, no estimate can be given as to the number of shares of common stock available for resale hereby that will be held by the Selling Security Holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the Selling Security Holders will sell all of the shares of common stock owned by them, which are being offered hereby, but will not sell any other shares of our common stock that they presently own.

The number of shares of common stock included in the figures are included in accordance with Rule 13d-3. Under such rule, beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting power or investment power and also any shares of common stock that the individual has the right to acquire within 60 days of the date of this reoffer prospectus through the vesting of restricted stock units, performance stock units or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to the shares of common stock shown as beneficially owned. Percentage of beneficial ownership is based on 21,147,006 shares of common stock outstanding as of August 30, 2023.

Name and Relationship of Selling Security Holder	Number of Shares of Common Stock Beneficially Owned as of August 30, 2023	Maximum Number of Shares of Common Stock Which may be Offered Pursuant to this Offering	Number of Shares of Common Stock to be Beneficially Owned Assuming Sale of all Shares Offered Hereby	Percentage of Shares of Common Stock to be Beneficially Owned Assuming Sale of all Shares Offered Hereby

Mathew N. Hulett, Chief Executive Officer, President, Director (1)	600,000	600,000	-	-
Gian M. Fulgoni, Director (2)	68,510	76,010	-	-
Leslie C.G. Campbell, Director (3)	40,000	47,500	-	-
Sandra Y. Campos, Director (4)	1,623	9,123	-	-
Diana Garvis Purcel, Director (5)	9,375	16,875	-	-
Christine Chambers, Chief Financial Officer, Treasurer (6)	13,000	32,750	-	-

(1)Mr. Hulett’s holdings include (i) 30,000 restricted shares under the 2016 Employee Plan, which are subject to forfeiture before August 30, 2024, in the event of termination of employment, and, (ii) 510,000 performance restricted shares under the 2016 Employee Plan, which stock restrictions will lapse on August 30, 2024 upon (i) achieving various increments and absolute stock price hurdles before August 30, 2024, and (ii) continued employment through August 30, 2024.

(2)Dr. Fulgoni’s holdings include (i) 2,500 restricted shares under the 2015 Director Plan, which are subject to forfeiture before July 30, 2024, and 5,000 restricted shares under the 2015 Director Plan, which are subject to forfeiture in one-half increments before July 28, 2024 and 2025, in the event of cessation of service as a director, (ii) 53,510 shares held of record by The Gian Fulgoni Living Trust dated March 14, 2013, Gian Fulgoni sole trustee, and (iii) 7,500 shares of common stock that may be offered and sold pursuant to this reoffer prospectus includes 7,500 shares under the 2015 Director Plan subject to a restricted stock unit (“RSU”) award granted to Dr. Fulgoni on

August 3, 2023 subject to vesting in one-third increments on August 3, 2024, 2025 and 2026, provided Dr. Fulgoni is in continuous service as a director through the applicable vesting date.

(3)Ms. Campbell’s holdings include (i) 2,500 restricted shares under the 2015 Director Plan, which are subject to forfeiture before July 30, 2024, 2,500 restricted shares under the 2015 Director Plan, which are subject to forfeiture in one-half increments before January 11, 2024 and 2025, and 5,000 restricted shares under the 2015 Director Plan, which are subject to forfeiture in one-half increments before July 28, 2024 and 2025, in the event of cessation of service as a director, and (ii) 7,500 shares of common stock that may be offered and sold pursuant to this reoffer prospectus includes 7,500 shares under the 2015 Director Plan subject to a RSU award granted to Ms. Campbell on August 3, 2023 subject to vesting in one-third increments on August 3, 2024, 2025 and 2026, provided Ms. Campbell is in continuous service as a director through the applicable vesting date.

(4)Ms. Campos’s holdings include (i) 1,623 restricted shares under the 2015 Director Plan, which are subject to forfeiture in one-third increments before May 17, 2024, 2025 and 2026, in the event of cessation of service as a director, and (ii) 7,500 shares of common stock that may be offered and sold pursuant to this reoffer prospectus includes 7,500 shares under the 2015 Director Plan subject to a RSU award granted to Ms. Campos on August 3, 2023 subject to vesting in one-third increments on August 3, 2024, 2025 and 2026, provided Ms. Campos is in continuous service as a director through the applicable vesting date.

(5)Ms. Purcel’s holdings include (i) 1,250 restricted shares under the 2015 Director Plan, which are subject to forfeiture in one-half increments before April 4, 2024 and 2025, and 5,000 restricted shares under the 2015 Director Plan, which are subject to forfeiture in one-half increments before July 30, 2024 and 2025, in the event of cessation of service as a director, and (ii) 7,500 shares of common stock that may be offered and sold pursuant to this reoffer prospectus includes 7,500 shares under the 2015 Director Plan subject to a RSU award granted to Ms. Purcel on August 3, 2023 subject to vesting in one-third increments on August 3, 2024, 2025 and 2026, provided M. Purcel is in continuous service as a director through the applicable vesting date.

(6)Ms. Chambers’ holdings include 8,667 restricted shares under the 2016 Employee Plan, which are subject to forfeiture in one-half increments before August 3, 2024 and 2025 in the event of termination of employment, and (ii) 19,750 shares of common stock that may be offered and sold pursuant to this reoffer prospectus includes (a) 11,750 shares under the 2022 Employee Plan subject to a RSU award granted to Ms. Chambers on June 15, 2023 subject to vesting in one-third increments on June 15, 2024, 2025 and 2026, provided Ms. Chambers is in continuous employment through the applicable vesting date, and (b) 8,000 shares under the 2022 Employee Plan subject to a performance stock unit award granted to Ms. Chambers on June 15, 2023 subject to vesting based on the Company’s total shareholder return (TSR) relative to the S&P 600 Specialty Retail Index over an overall three-year performance period consisting of the 2024 through 2026 fiscal years, provided Ms. Chambers is in continuous employment through the applicable vesting date.

PLAN OF DISTRIBUTION

The common stock covered by this reoffer prospectus is being registered by us for the account of the Selling Security Holders and their successors, including their transferees, pledgees or donees or their successors.
The common stock offered hereby may be sold from time to time directly by or on behalf of the Selling Security Holders in one or more transactions on the Nasdaq Global Market or on any stock exchange on which the common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. A Selling Security Holder may sell the common stock through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Security Holder and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.
The Selling Security Holders and any broker-dealers or agents that are involved in the sale and distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any proceeds from the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares of common stock will be paid by the Selling Security Holder and/or the purchasers.
In order to comply with the securities laws of certain states, if applicable, the shares of common stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained or complied with. Sales of the shares of common stock must also be made by the Selling Security Holders in compliance with all other applicable state securities laws and regulations.
In addition to any shares sold hereunder, Selling Security Holders may sell common stock in compliance with Rule 144 adopted under the Securities Act.
The Selling Security Holders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares of common stock against certain liabilities in connection with the offering of the shares arising under the Securities Act.

The Selling Security Holders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Security Holders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We have notified the Selling Security Holders of the need to deliver a copy of this reoffer prospectus in connection with any resale of the shares of common stock.

Sales of securities by us and the Selling Security Holders or even the potential of these sales may have an adverse effect on the market price for shares of our common stock.

LEGAL MATTERS

Certain legal matters relating to the validity of the shares of common stock offered by this prospectus will be passed upon for us by Roxanne K. Beilly, P.A., 907 SE 7th Street, Fort Lauderdale, Florida 33301.

EXPERTS

Our consolidated financial statements incorporated in this reoffer prospectus by reference to our Annual Report on Form 10-K as of March 31, 2023 and 2022, and for the years then ended, have been audited by RSM US LLP, an independent registered public accounting firm, and are so incorporated in this reoffer prospectus in reliance on the report given on the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described in Item 6 of Part II of the registration statement on Form S-8, of which the reoffer prospectus is a part (“Registration Statement”), or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You can read our Securities and Exchange Commission filings, including a copy of the Registration Statement of which this reoffer prospectus is a part, over the internet at the Securities and Exchange Commission’s website at www.sec.gov. We also maintain a website at www.petmeds.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. The information contained in, or that can be accessed through, our website is not part of this reoffer prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission (“Commission”) allows the Company to “incorporate by reference” into this reoffer prospectus the information that the Company files with the Commission, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this reoffer prospectus, and information that the Company files later with the Commission will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this reoffer prospectus. The Company incorporates by reference the documents listed below and any future filings that the Company makes with the Commission under section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering:

(a)The Company’s Annual Report on Form 10-K for the year ended March 31, 2023, as filed with the Commission on May 23, 2023, including portions of the Company’s Definitive Proxy Statement on Schedule 14A for the 2023 annual meeting of shareholders, as filed with the Commission on June 20, 2023, to the extent specifically incorporated by reference therein;

(b)The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, as filed with the Commission on August 2, 2023;

(c)The Company’s Current Reports on Form 8-K filed with the Commission on June 20, 2023, and August 4, 2023;

(d)All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above (in each case, except for the information furnished under Items 2.02 or 7.01 in any current report on Form 8-K);

(e)PetMed Express, Inc. 2022 Employee Equity Compensation Plan (as amended), filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 20, 2023; and

(f)The description of the common stock of the Company in its Registration Statement on Form 10-SB filed on January 10, 2000, including any amendment or report filed to update that description (including the Articles of Amendment to Restated and Amended Articles of Incorporation filed with the Company’s Annual Report on Form 10 filed with the Commission on May 22, 2015).

The Company makes copies of these filings available, free of charge, on its website at www.petmeds.com. You may also request a copy of these filings at no cost, by writing or telephoning the Company at the following address: PetMed Express, Inc., Attention: Chief Financial Officer, 420 South Congress Avenue, Delray Beach, Florida 33445, telephone number (561) 526-4444. This reoffer prospectus is part of a Registration Statement that the Company filed with the Commission. You should rely only on the information incorporated by reference or provided in this reoffer prospectus, any prospectus supplement and the Registration Statement. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this reoffer prospectus and any prospectus supplement is accurate as of any date other than the date on the front of the document.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents, which have heretofore been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)The registrant’s Annual Report on Form 10-K for the year ended March 31, 2023, as filed with the Commission on May 23, 2023, including portions of the Company’s Definitive Proxy Statement on Schedule 14A for the 2023 annual meeting of shareholders, as filed with the Commission on June 20, 2023, to the extent specifically incorporated by reference therein;

(b)The registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, as filed with the Commission on August 2, 2023;

(c)The registrant’s Current Reports on Form 8-K filed with the Commission on June 20, 2023, and August 4, 2023;

(d)All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above (in each case, except for the information furnished under Items 2.02 or 7.01 in any current report on Form 8-K);

(e)PetMed Express, Inc. 2022 Employee Equity Compensation Plan (as amended), filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 20, 2023; and

(f)The description of the common stock of the Company in its Registration Statement on Form 10-SB filed on January 10, 2000, including any amendment or report filed to update that description (including the Articles of Amendment to Restated and Amended Articles of Incorporation filed with the registrant’s Annual Report on Form 10-K filed with the Commission on May 22, 2015).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the Registration Statement has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written or oral requests for such copies should be directed to PetMed Express, Inc., Attention: Christine Chambers, Chief Financial Officer, at 420 South Congress Avenue, Delray Beach, Florida 33445, telephone number (561) 526-4444.

Item 4.     Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel.

Not applicable.

Item 6.        Indemnification of Directors and Officers.

As a corporation incorporated in the State of Florida, we are subject to the Florida Business Corporation Act (the “Florida Act”). Section 607.0831 of the Florida Act provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850(1) of the Florida Act, a corporation has the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850(2) of the Florida Act, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

In addition, under Section 607.0850(3) of the Florida Act, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Sections 607.0850(1) or 607.0850(2) described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Under Section 607.0850 of the Florida Act, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the Florida Act are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.

Our bylaws require us to indemnify our directors and executive officers to the maximum extent permitted by the Florida Act. The bylaws further provide that we shall pay expenses (including attorneys’ fees) incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding for which such director or executive officer may be entitled to indemnification in advance of the final disposition of such action, suit or proceeding.

We have entered into separate indemnification agreements with each of our directors and executive officers, which provides such individuals with indemnification in addition to the indemnification provided for in the bylaws. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by such director and officer in any action or proceeding arising out of his or her service to us or any of our subsidiaries or any other company or enterprise to which the individual provides services at our request. Subject to certain limitations, these indemnification agreements also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us.

The limitation of liability and indemnification provisions in the bylaws and indemnification agreements may discourage shareholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other shareholders. Further, a shareholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

We believe the provisions in the bylaws and indemnification agreements discussed above are necessary to attract and retain qualified persons to serve as directors and officers of our company. We also maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, in the opinion of the Commission, unenforceable.

Item 7.         Exemption From Registration Claimed.

The common stock which may be sold pursuant to the reoffer prospectus for the respective account of one selling security holder listed under the Selling Security Holder section of the reoffer prospectus issued to such selling security holder in July 2016 under the 2015 Director Plan was issued by the Company in reliance upon the available exemptions from the registration requirements of the Securities Act, including the exemption from registration afforded by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder. Because the recipient of the shares was a director of the Company, the issuance did not involve any public offering and was exempt from the registration requirements of the Securities Act.

Item 8.     Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10-SB, File No. 000-28827, filed January 10, 2000).
4.2
Articles of Amendment to the Amended and Restated Articles of Incorporation filed June 6, 2001 (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 10-K for the year ended March 31, 2015, filed May 22, 2015).

4.3	Second Amended and Restated By-Laws of PetMed Express, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K, filed March 26, 2020).
5.1*	Opinion of Roxanne K. Beilly, P.A.
23.1*	Consent of RSM US LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Roxanne K. Beilly, P.A. (included in Exhibit 5.1 hereof).
99.1	PetMed Express, Inc. 2022 Employee Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 20, 2023).
*     Filed herewith.

Item 9.     Undertakings.

(a) The Company hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida on August 30, 2023.

                        PETMED EXPRESS, INC.

By: /s/ Mathew N. Hulett
Mathew N. Hulett Chief Executive Officer and President (principal executive officer)

By: /s/ Christine Chambers
Christine Chambers Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

In accordance with the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons on behalf of the registrant and in the capacities indicated below and on August 30, 2023.

SIGNATURE
/s/ Mathew N. Hulett	Chief Executive Officer and President (principal executive officer) and Director
Mathew N. Hulett
/s/Christine Chambers	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)
Christine Chambers
/s/ Gian M. Fulgoni	Director, Chairman of the Board
Gian M. Fulgoni
/s/ Leslie C.G. Campbell	Director
Leslie C.G. Campbell /s/ Sandra Y. Campos	Director
Sandra Y Campos
/s/ Diana Garvis Purcel	Director
Diana Garvis Purcel